      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY __, 1996

                                                         REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                   ___________

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ___________
                                 PETSMART, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                     94-3024325
(State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

                                   ___________
                        10000 N. 31st Avenue, Suite C-100
                                Phoenix, AZ 85051
                                 (602) 944-7070
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ___________
                                 MARK S. HANSEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 PETSMART, INC.
                        10000 N. 31ST AVENUE, SUITE C-100
                                PHOENIX, AZ 85051
                                 (602) 944-7070
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   ___________
                                   COPIES TO:
                            ALAN C. MENDELSON, ESQ.
                            MICHAEL R. JACOBSON, ESQ.
                              COOLEY GODWARD CASTRO
                                HUDDLESON & TATUM
                             FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                           PALO ALTO, CALIFORNIA 94306
                                  (415) 843-5000
                                    _________________

          Approximate date of commencement of proposed sale to public:
      FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                   ___________
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is filed in a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                   ___________
                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------
                                        Amount to be    Proposed Maximum Offering         Proposed Maximum              Amount of
Title of Securities to be Registered     Registered        Price Per Share (1)       Aggregate Offering Price (1)   Registration Fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value        1,468,245 shares         $   42.625              $   62,583,943            $   21,580.67
- ------------------------------------------------------------------------------------------------------------------------------------
- ------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low sale prices on the Nasdaq National Market on May 2, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This registration statement includes four prospectuses for selling stockholders who received their shares in four different acquisition transactions pursuant to four separate agreements. These prospectuses are identical in all material respects except for the matters set forth under the headings "Selling Stockholders" and "Plan of Distribution" and related disclosures on the cover page.

                  SUBJECT TO COMPLETION, DATED _________, 1996

PROSPECTUS

                                 150,000 SHARES


                                 PETSMART, INC.


                                  COMMON STOCK

                               ___________________

     This Prospectus relates to 150,000 shares of PETsMART, Inc. ("PETsMART" or the "Company") Common Stock, par value $.0001 (the "Common Stock"), which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market or in privately negotiated transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at price related to such prevailing prices or at negotiated prices. The Selling Stockholders have contractually agreed that sales made pursuant to this Prospectus will be made to or through a certain investment banking firm. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "PETM." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on May 3, 1996 was $41.875 per share.
                              ____________________

      THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON
                                     PAGE 4.
                              _____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

     No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering, together with the estimated related expenses of certain other selling shareholders offering stock pursuant to the same registration statement, are $90,000. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

     The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.

                                __________, 1996


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission under the Exchange Act (File No. 0-21888) are hereby incorporated by reference into this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996, filed on or about April 15, 1996, as amended by Form 10-K/A filed on or about May 2, 1996, including all material incorporated by reference therein;

     (b) The Company's Current Report on Form 8-K dated January 30, 1996 and filed on or about February 13, 1996 as amended by a Form 8-K/A dated January 30, 1996 and filed on or about April 15, 1996; and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to: Investor Relations, PETsMART, Inc., 10000 N. 31st Avenue, Suite C-100, Phoenix, AZ 85051.


                                       2.

     The discussions in this Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein and in such incorporated documents. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" herein, as well as those discussed in the documents incorporated herein by reference.


                                       3.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

INTEGRATION OF OPERATIONS AS THE RESULT OF ACQUISITIONS

     If PETsMART is to realize the anticipated benefits of its recent acquisitions of Petstuff, Inc., a Delaware corporation ("Petstuff"), Sporting Dog Specialties, Inc., a New York corporation ("Sporting Dog"), The Pet Food Giant, Inc., a New Jersey corporation ("Pet Food Giant"), and State Line Tack, Inc., a New Hampshire corporation ("State Line Tack"), the operations of all of these companies must be integrated and combined efficiently. The process of rationalizing stores, supply and distribution channels, computer and accounting systems and other aspects of operations, while managing a larger and geographically expanded entity with new equine and catalog businesses, will present a significant challenge to PETsMART's management. There can be no assurance that the integration process will be successful or that the anticipated benefits of these acquisitions will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that the Company will be able to achieve any expense reductions with the acquired companies, that there will not be substantial costs associated with any such reductions or that such reductions will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the Company. Subsequent to the Petstuff acquisition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $38.9 million to reflect its acquisition of Petstuff, including transaction costs and costs attributable to lease cancellations, store conversion expenses, severance and employee relocation costs, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. In addition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $1.8 million to reflect its acquisition of Sporting Dog, including transaction costs, costs associated with the closure of inadequate facilities and other integration costs. PETsMART incurred a charge in its third fiscal quarter ended October 29, 1995 of approximately $6.4 million, to reflect its acquisition of Pet Food Giant, including transaction costs and costs attributable to lease cancellations, store conversion expenses, employee severance payments, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. PETsMART expects to incur a charge in its first fiscal quarter ending April 28, 1996, currently estimated to be in the range of $3 million to $5 million, to reflect the acquisition of State Line Tack, including transaction costs, severance payments, and other integration costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that PETsMART will not incur additional charges in subsequent quarters to reflect costs associated with its acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack. The Company may make other acquisitions in the future. Acquisitions require significant financial and management resources both at the time of the transaction and during the process of integrating the newly acquired business into the Company's operations. The Company's operating results could be adversely affected if it is unable to successfully integrate such new companies into its operations. Future acquisitions by the Company could also result in potentially dilutive issuances of securities, the incurrence of additional debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's profitability.

EXPANSION PLANS

     PETsMART has expanded from two superstores at the beginning of fiscal 1988 to 283 superstores as of March 29, 1996. PETsMART expects to open at least 50 superstores in fiscal 1996. The Company's ability to continue to open superstores on a timely basis will depend upon a number of factors, including the identification of suitable sites, the negotiation of leases for those sites on acceptable terms, the construction or refurbishment of sites, the hiring, training and retention of skilled managers and personnel and other factors, some of which may be beyond the Company's control. As a result, there can be no assurance that the Company will be able to achieve its targets for opening new superstores. In addition, PETsMART is restricted under its bank credit facility from incurring capital expenditures (excluding capital leases) in excess of $40 million in any fiscal year. While PETsMART expects to continue its current practice of leasing its stores and equipment and does not anticipate needing a waiver of this restriction, there can be no assurance that this will be the case, or that if a waiver is needed


                                       4.

it can be obtained. In addition, PETsMART's bank credit facility requires PETsMART to meet certain financial covenants, including a minimum net worth, debt ratio, fixed charge coverage ratio and debt to equity ratio, and includes restrictions related to payment of cash dividends, capital expenditures, and PETsMART's ability to incur additional debt (excluding capital leases). To manage its expansion, PETsMART is continuously evaluating the adequacy of its existing systems and procedures, including financial controls and management information systems, product distribution facilities and field and superstore management. There can be no assurance that PETsMART will anticipate all of the changing demands which its expanding operations and the acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack will impose on such systems. PETsMART's failure to expand its distribution capabilities or other internal systems or procedures as required could adversely affect its future operating results.

PERFORMANCE OF NEW SUPERSTORES; FUTURE OPERATING RESULTS

     A majority of PETsMART's superstores have been open for less than three years. There can be no assurance that PETsMART's existing superstores will maintain their profitability or that new superstores will generate sales levels necessary to achieve store-level profitability, much less profitability comparable to that of existing superstores. PETsMART has recently opened superstores in new markets and plans to open additional superstores in other new markets. There can be no assurance that these stores will be profitable in the near term or that profitability, if achieved, will be sustained. Moreover, the Petstuff and Pet Food Giant superstores need to be fully integrated into the PETsMART organization and, in some cases, represent new geographic markets for PETsMART. Petstuff and Pet Food Giant have incurred losses in their two most recent fiscal years, primarily due to the limited operating history of many of their stores and expenses associated with opening new stores and with developing an infrastructure to support future growth. There can be no assurance that PETsMART will be able to operate the former Petstuff or Pet Food Giant stores profitably in the future. Further, PETsMART intends to open additional superstores in existing markets, which may have the effect of reducing sales at existing PETsMART superstores. PETsMART's comparable store sales were 19.8%, 19.1%, and 12.5% for fiscal 1993, fiscal 1994, and fiscal 1995, respectively. PETsMART anticipates that its rate of comparable store sales growth may be lower in future periods than the growth rates previously experienced due to the maturing of the existing store base and the effects of opening additional stores in existing markets. As a result of PETsMART's rapid expansion, PETsMART expects its average store contribution and operating margins to be lower in the near term due to the level of preopening expenses and the lower anticipated sales volumes of its immature stores. In addition, certain costs, such as those related to occupancy, are expected to be higher in some of the new geographic markets PETsMART has recently entered. Finally, due in part to these acquisitions, period-to-period comparisons of financial results may not be meaningful and the results of operations for historical periods may not be indicative of future results.

ENTRY INTO NEW BUSINESS

     PETsMART entered the mail order catalog business with its acquisition of Sporting Dog and substantially increased its equine direct marketing business with the acquisition of State Line Tack. Although the existing senior management of both businesses have been retained, there can be no assurance that these individuals will remain with the Company or that the operation of such businesses as PETsMART subsidiaries will be successful or that the Company's strategy of combining retail store and direct mail purchasing, marketing and product line offerings will be successful.

CANADIAN OPERATIONS

     The Company has announced plans to enter the Canadian market by opening 5 superstores in Ontario in the third fiscal quarter of 1996. The Company's management has never operated stores outside of the United States. There can be no assurance that PETsMART will be able to successfully operate in Canada or that the international expansion will be implemented successfully.
International expansion will require significant management resources and, if unsuccessful, may materially and adversely affect the Company.


RELIANCE ON VENDORS AND PRODUCT LINES


                                       5.

     Premium pet foods for dogs and cats, such as Science Diet, Iams and Nature's Recipe, make up a significant portion of PETsMART's revenues. Currently, premium pet foods are not sold in supermarkets, warehouse clubs or by other mass merchandisers. The Company may be materially adversely affected if any of the manufacturers of these premium pet foods were to make their products available in supermarkets or through other mass merchandisers, or if the brands currently available to such retailers were to gain market share at the expense of the premium brands sold only through specialty pet food and supply outlets. In addition, PETsMART's principal vendors currently provide it with certain incentives, such as volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives could also have a material adverse effect on the Company. PETsMART has no supply contracts with any of its premium food or other vendors. While the Company believes its vendor relationships are satisfactory, a vendor could discontinue selling to the Company at any time.

COMPETITION

     The pet food and supply retailing industry is highly competitive. PETsMART competes with a wide variety of supermarkets, warehouse clubs and mass merchandisers, many of which are larger and have significantly greater resources than PETsMART. PETsMART also competes with a number of other pet supply warehouse or specialty stores, smaller pet store chains, and independent pet stores. The industry has become increasingly competitive due to the entrance of other specialty retailers into the pet food and supply market, some of which have developed formats similar to that used by PETsMART. If any of the Company's major competitors, such as supermarkets, warehouse clubs, mass merchandisers, or specialty pet stores, seek to gain or retain market share by reducing prices, the Company may be required to reduce its prices in order to remain competitive, which may have the effect of reducing profits. There can be no assurance that the Company will not face greater competition from other national or regional retailers in the future.

QUARTERLY AND SEASONAL FLUCTUATIONS

     The timing of new superstore openings and related preopening expenses, and the amount of revenue contributed by new and existing superstores, may cause the Company's quarterly results of operations to fluctuate. The Company's business is also subject to some seasonal fluctuation and it expects to realize a higher portion of its net sales during the month of December than during the other months of the year and a lower portion of its net sales in the summer months. In addition, PETsMART superstores typically draw from a large retail area, and can also therefore be impacted by adverse weather and travel conditions.

CHANGES IN GOVERNMENT REGULATION

     The Company is subject to laws governing its relationship with associates, including minimum wage requirements, overtime, working conditions and citizenship requirements. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Company as well as the retail industry in general. Congress is currently considering an increase in the minimum wage. In certain locations, PETsMART leases space to independently-owned-and-operated veterinary clinics, and the Company intends to lease space within its other superstores to such clinics where appropriate. Recently, certain states have introduced legislation designed to restrict the establishment of veterinary clinics in retail stores. If legislation such as this is enacted, it could limit the Company's ability to lease space to veterinarians within certain of its superstores.


DEPENDENCE UPON KEY PERSONNEL

     PETsMART is dependent to a large degree on the services of Samuel J. Parker, Chairman; Mark S. Hansen, President and Chief Executive Officer; and C. Donald Dorsey, Executive Vice President and Chief Financial Officer. The loss of the services of Messrs. Parker, Hansen or Dorsey could have a material adverse effect on PETsMART. In addition, there can be no assurance that PETsMART will be able to attract and retain additional key personnel with the skills and expertise necessary to manage its planned growth and expansion. PETsMART has entered into employment letter agreements with each of Messrs. Parker, Hansen and Dorsey providing for a severance allowance, equal to one year's base salary, a pro-rata bonus and a one year contribution of health care benefits, in the event he is terminated by PETsMART for reasons other than cause. The agreement


                                       6.

with Mr. Parker terminates as of PETsMART's 1997 Annual Stockholders' Meeting, and the agreements with Messrs. Hansen and Dorsey terminate at the end of the fiscal year ending February 1, 1998.

ADDITIONAL SHARES TO BE ISSUED BY PETSMART; SHARES ELIGIBLE FOR FUTURE SALE

     The Company has 51,707,935 shares outstanding as of May 1, 1996. Of these shares, approximately 2,235,835 shares are restricted securities which have been registered for resale under effective registration statements
(File Nos. 33-95008, 33-99194 and 333-________), including the shares which are the subject of the registration statement of which this prospectus is a part. In addition, approximately 402,984 shares that were issued in connection with the acquisition of Pet Food Giant in September, 1995 and approximately 261,847 shares that were issued in connection with the acquisition of State Line Tack are restricted securities that are not the subject of a current registration statement. The Company has agreed to register these shares
(if they are not then saleable under Rule 144) within 30 days after it files its Annual Report on Form 10-K for its fiscal year ended February 2, 1997.
The Company has also filed a "shelf" registration statement on Form S-4 covering 2,000,000 shares to be used for future acquisitions. Sales of Substantial amounts of Common Stock of the Company in the public market in or subsequent to this offering could adversely affect the prevailing market price of the Common Stock.

ANTI-TAKEOVER MEASURES

     The PETsMART Certificate and the PETsMART By-laws include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a change in management or control that stockholders might consider to be in their best interests. These provisions include (i) a classified Board of Directors consisting of three classes, (ii) Board of Directors authorization to issue up to 10,000,000 shares of preferred stock in one or more series with such rights, obligations, and preferences as the Board of Directors may provide, (iii) elimination of the right of stockholders to call special meetings of stockholders, (iv) the elimination of the right of stockholders to act by written consent, and (v) certain advance notice procedures for nominating candidates for election to the Board of Directors. In addition, the PETsMART Certificate requires a 66 2/3% vote of stockholders to (i) alter or amend the PETsMART By-laws; (ii) remove a director without cause; or (iii) alter, amend or repeal certain sections of the Certificate. In addition, PETsMART is subject to the provisions of Section 203 of the Delaware Law, which may have the effect of restricting changes in control.

POSSIBLE VOLATILITY OF STOCK PRICE

     Since the initial public offering of the Company's Common Stock in July 1993, the market value of the Company's Common Stock has been subject to significant fluctuation. The market price of the Common Stock may continue to be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


                                       7.

                                   THE COMPANY

     PETsMART is the leading operator of superstores specializing in pet food, pet supplies, and pet services in the United States. As of March 29, 1996, PETsMART operated 283 superstores in 33 states. PETsMART expects to open at least 50 superstores in fiscal 1996. PETsMART endeavors to offer the pet owner the most complete assortment of pet products and services available, at prices that are typically 10% to 30% below those offered by supermarkets and other traditional pet food and pet supply outlets.

     PETsMART carries an extensive selection of pet foods and treats, including premium labels such as Science Diet and Iams, as well as other national brand-name products such as Ralston Purina and Alpo and its own corporate brand products. PETsMART's broad assortment of pet supplies includes collars, leashes, health aids, shampoos, medications, toys, animal carriers, dog houses, cat furniture, and equestrian supplies. Other products include fresh water tropical fish and, in most superstores, domestically bred birds. To attract new customers and to engender customer loyalty, PETsMART is a leader in the introduction of innovative marketing programs, merchandising techniques and services for the pet owner. For example, PETsMART offers on-site professional grooming services in most superstores, conducts periodic vaccination clinics and obedience classes, sponsors Luv-A-Pet adoption program and, in selected superstores, leases space to independently owned and operated veterinary clinics.

     PETsMART's prototype 26,000 square foot superstore carries approximately 12,000 pet-related items as compared to an average of approximately 800 such items in a typical supermarket, 20 such items in a typical warehouse club, 500 such items in a typical mass merchandiser and 1,000 items in a traditional pet store. PETsMART's superstores utilize a hybrid retail-warehouse format that reinforces the image of warehouse shopping at discount prices, enhances merchandise presentation and provides a fun shopping experience for customers and their pets. PETsMART superstores are generally located in sites co-anchored by strong consumables-oriented retailers or other destination superstores, or near major regional malls.

     PETsMART is also the leading direct marketer of pet and equine supplies through direct mail (catalog) operations which are managed by its Sporting Dog and State Line Tack subsidiaries.

     PETsMART was incorporated in Delaware in August 1986. The Company's principal executive offices are located at 10000 N. 31st Avenue, Suite C-100, Phoenix, Arizona 85051 and its telephone number is (602) 944-7070.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in the offering.

                                 DIVIDEND POLICY

     PETsMART has never paid any cash dividends on its Common Stock. The Company presently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future. In addition, the Company is prohibited from paying any cash dividends without prior bank approval under the terms of its bank credit facility.


                                       8.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of them as of April 1, 1996 and the number of shares which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling Stockholders. The Selling Stockholders may sell all, some or none of their Common Stock being offered.


                                               SHARES BENEFICIALLY                        SHARES BENEFICIALLY
                                                 OWNED PRIOR TO            NUMBER               OWNED AFTER
                                                   OFFERING(1)           OF SHARES             OFFERING(1)(3)
                                              ----------------------       BEING         ------------------------
                     NAME                     NUMBER      PERCENT(2)      OFFERED        NUMBER        PERCENT(2)
- -------------------------------------------   -------     ----------     ---------       -------       ----------
William C. Davidson (4) . . . . . . . . . .   112,570           *          19,400         93,170           *

Robert Davidson (5) . . . . . . . . . . . .   143,613           *          27,714        115,899           *

Wm. Davidson Children's Trust (6) . . . . .    21,041           *           4,157         16,884           *

Wm. Davidson Children's Trust II (6). . . .    21,041           *           4,157         16,884           *

Canaan Venture L.P. . . . . . . . . . . . .    46,568           *           7,434         39,134           *

Canaan Venture (Offshore) L.P., C.V.  . . .   111,286           *          17,765         93,521           *

J. H. Whitney & Co. . . . . . . . . . . . .    21,491           *           5,040         16,451           *

Whitney 1990 Equity Fund, L.P.  . . . . . .    85,967           *          20,159         65,808           *

Davidson Holding Co., Inc. (7). . . . . . .    65,907           *          12,117         53,790           *

A. C. Israel Enterprises, Inc. (8). . . . .    67,164           *          10,721         56,443           *

PAW Partners, L.P.  . . . . . . . . . . . .    80,012           *          18,763         61,249           *

J. S. Frelinghuysen, Jr.  . . . . . . . . .     2,686           *             429          2,257           *

Leo Kahn  . . . . . . . . . . . . . . . . .     5,715           *           1,340          4,375           *

Thomas Israel (9) . . . . . . . . . . . . .     5,037           *             804          4,233           *


*    Less than one percent.

(1) Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2) Applicable percentage of ownership is based on 51,638,713 shares of Common Stock outstanding on April 1, 1996.


                                       9.

(3)  Assumes the sale of all shares offered hereby.

(4) Does not include 65,907 shares owned of record by Davidson Holding Co., Inc., over which William Davidson exercises shared voting power, 21,041 shares owned by the William Davidson Children's Trust, and 21,041 shares owned by the William Davidson Children's Trust II. Mr. Davidson disclaims beneficial ownership of the shares owned by the William Davidson Children's Trust and the William Davidson Children's Trust II, over which he holds no voting power.

(5) Does not include 65,907 shares owned of record by Davidson Holding Co., Inc., over which Robert Davidson exercises shared voting power.

(6)  Does not include 112,570 shares beneficially owned by William C. Davidson.

(7) Does not include 112,570 shares beneficially owned by William C. Davidson and 143,613 shares beneficially owned by Robert Davidson.

(8) Does not include 5,037 shares beneficially owned by Thomas Israel, the Chairman of A.C. Israel Enterprises, Inc.

(9) Does not include 67,164 shares owned by A.C. Israel Enterprises, Inc. of which Mr. Israel is the Chairman of the Board.

                              PLAN OF DISTRIBUTION

     The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights contained in the Agreement and Plan of Reorganization and Plan of Merger among PETsMART, Turnpike Acquisition Corp., and the Pet Food Giant, Inc. ("Pet Food Giant") dated as of August 17, 1995 (the "Reorganization Agreement"). Under
Section 8.1(a)(i) of the Reorganization Agreement, the Selling Stockholders have agreed to sell the shares of Common Stock offered hereby only to or through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). DLJ may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders or the purchasers of shares for whom they may act as agent. Sales may be made on the Nasdaq National Market or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and any persons who participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters within the meaning of the Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The Company has agreed in the Reorganization Agreement to register the shares of PETsMART Common Stock received by the Selling Stockholders and certain other persons pursuant to the Reorganization Agreement under applicable Federal and state securities laws under certain circumstances and at certain times. Pursuant to such agreement, the Company has filed a registration statement related to the shares offered hereby and has agreed to keep such registration statement effective until the earliest of (i) the termination of the holding period requirements under Rule 144, or (ii) the sale of all the securities registered thereunder. The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock to the public, other than commissions, concessions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts), are estimated to be $90,000. The Reorganization Agreement provides for cross-indemnification of the Selling Stockholders and the Company to the extent permitted by law, for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of any registration of the Common Stock.

                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward Castro Huddleson & Tatum, Palo Alto, California.


                                    EXPERTS

     The consolidated financial statements of PETsMART, Inc. as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to The Weisheimer Companies, Inc. d/b/a PETZAZZ ("PETZAZZ"), Petstuff, Inc.


                                       10.

("Petstuff"), Sporting Dog Specialties, Inc. and affiliates ("Sporting Dog"), and The Pet Food Giant, Inc. ("PFG"), have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of "PETZAZZ" for the ten months ended January 31, 1994, not included separately herein, by Coopers and Lybrand L.L.P., to Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, to Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan & Braverman, P.C., and to PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., whose reports are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of said firms as experts in auditing and accounting.

     The consolidated balance sheet of Petstuff, Inc. and subsidiaries as of January 29, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended January 29, 1995 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint) and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Sporting Dog Specialties, Inc. and affiliates as of January 31, 1995 and the related combined statements of income and cash flows for each of the two years in the period ended January 31, 1995 incorporated by reference in this Prospectus, have been audited by Davie, Kaplan & Braverman, P.C., independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of The Pet Food Giant, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of State Line Tack, Inc. ("State Line Tack") as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The supplemental consolidated financial statements of PETsMART as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to PETZAZZ, Petstuff, Sporting Dog, PFG and State Line Tack, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., and insofar as they relate to the financial statements of State Line Tack, as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, not included separately herein, by Arthur Andersen LLP, and insofar as they relate to the financial statements of Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, and insofar as they relate to the financial statements of Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan and Braverman, P.C., and insofar as they relate to the financial statements of PETZAZZ for the ten months ended January 31, 1994 not included separately herein, by Coopers & Lybrand L.L.P., whose reports thereon are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.


                                       11.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                          ____________________________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference. . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                          ____________________________


                                 150,000 SHARES




                                 PETSMART, INC.





                                  COMMON STOCK




                              ____________________

                                   PROSPECTUS

                              ____________________








                               ____________, 1996


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                       12.

                  SUBJECT TO COMPLETION, DATED __________, 1996

PROSPECTUS

                                 975,000 SHARES


                                 PETSMART, INC.


                                  COMMON STOCK

                               ___________________

     This Prospectus relates to 975,000 shares of PETsMART, Inc. ("PETsMART" or the "Company") Common Stock, par value $.0001 (the "Common Stock"), which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market or in privately negotiated transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at price related to such prevailing prices or at negotiated prices. The Selling Stockholders have contractually agreed that sales made pursuant to this Prospectus will be made to or through a certain investment banking firm. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "PETM." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on May 3, 1996 was $41.875 per share.
                              ____________________

      THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON
                                     PAGE 4.
                              _____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


     No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering, together with the estimated related expenses of certain other selling shareholders offering stock pursuant to the same registration statement, are $90,000. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

     The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.
                               ____________, 1996


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission under the Exchange Act (File No. 0-21888) are hereby incorporated by reference into this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996, filed on or about April 15, 1996, as amended by Form 10-K/A filed on or about May 2, 1996, including all material incorporated by reference therein;

     (b) The Company's Current Report on Form 8-K dated January 30, 1996 and filed on or about February 13, 1996 as amended by a Form 8-K/A dated January 30, 1996 and filed on or about April 15, 1996; and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to: Investor Relations, PETsMART, Inc., 10000 N. 31st Avenue, Suite C-100, Phoenix, AZ 85051.


                                       2.

     The discussions in this Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein and in such incorporated documents. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" herein, as well as those discussed in the documents incorporated herein by reference.


                                       3.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

INTEGRATION OF OPERATIONS AS THE RESULT OF ACQUISITIONS

     If PETsMART is to realize the anticipated benefits of its recent acquisitions of Petstuff, Inc., a Delaware corporation ("Petstuff"), Sporting Dog Specialties, Inc., a New York corporation ("Sporting Dog"), The Pet Food Giant, Inc., a New Jersey corporation ("Pet Food Giant"), and State Line Tack, Inc., a New Hampshire corporation ("State Line Tack"), the operations of all of these companies must be integrated and combined efficiently. The process of rationalizing stores, supply and distribution channels, computer and accounting systems and other aspects of operations, while managing a larger and geographically expanded entity with new equine and catalog businesses, will present a significant challenge to PETsMART's management. There can be no assurance that the integration process will be successful or that the anticipated benefits of these acquisitions will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that the Company will be able to achieve any expense reductions with the acquired companies, that there will not be substantial costs associated with any such reductions or that such reductions will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the Company. Subsequent to the Petstuff acquisition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $38.9 million to reflect its acquisition of Petstuff, including transaction costs and costs attributable to lease cancellations, store conversion expenses, severance and employee relocation costs, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. In addition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $1.8 million to reflect its acquisition of Sporting Dog, including transaction costs, costs associated with the closure of inadequate facilities and other integration costs. PETsMART incurred a charge in its third fiscal quarter ended October 29, 1995 of approximately $6.4 million, to reflect its acquisition of Pet Food Giant, including transaction costs and costs attributable to lease cancellations, store conversion expenses, employee severance payments, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. PETsMART expects to incur a charge in its first fiscal quarter ending April 28, 1996, currently estimated to be in the range of $3 million to $5 million, to reflect the acquisition of State Line Tack, including transaction costs, severance payments, and other integration costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that PETsMART will not incur additional charges in subsequent quarters to reflect costs associated with its acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack. The Company may make other acquisitions in the future. Acquisitions require significant financial and management resources both at the time of the transaction and during the process of integrating the newly acquired business into the Company's operations. The Company's operating results could be adversely affected if it is unable to successfully integrate such new companies into its operations. Future acquisitions by the Company could also result in potentially dilutive issuances of securities, the incurrence of additional debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's profitability.

EXPANSION PLANS

     PETsMART has expanded from two superstores at the beginning of fiscal 1988 to 283 superstores as of March 29, 1996. PETsMART expects to open at least 50 superstores in fiscal 1996. The Company's ability to continue to open superstores on a timely basis will depend upon a number of factors, including the identification of suitable sites, the negotiation of leases for those sites on acceptable terms, the construction or refurbishment of sites, the hiring, training and retention of skilled managers and personnel and other factors, some of which may be beyond the Company's control. As a result, there can be no assurance that the Company will be able to achieve its targets for opening new superstores. In addition, PETsMART is restricted under its bank credit facility from incurring capital expenditures (excluding capital leases) in excess of $40 million in any fiscal year. While PETsMART expects to continue its current practice of leasing its stores and equipment and does not anticipate needing a waiver of this restriction, there can be no assurance that this will be the case, or that if a waiver is needed it can be obtained. In addition, PETsMART's bank credit facility requires PETsMART to meet certain financial covenants, including a minimum net worth, debt ratio, fixed charge coverage ratio and debt to equity ratio, and includes restrictions related to payment of cash dividends, capital expenditures, and PETsMART's ability to incur additional debt (excluding capital leases). To manage its expansion, PETsMART is continuously evaluating the adequacy of its existing systems and procedures, including financial controls and management information systems, product distribution facilities and field and superstore management. There can be no assurance that PETsMART will anticipate all of the changing demands which its expanding operations and the acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack will impose on such systems. PETsMART's failure to expand its distribution capabilities or other internal systems or procedures as required could adversely affect its future operating results.


                                       4.

PERFORMANCE OF NEW SUPERSTORES; FUTURE OPERATING RESULTS

     A majority of PETsMART's superstores have been open for less than three years. There can be no assurance that PETsMART's existing superstores will maintain their profitability or that new superstores will generate sales levels necessary to achieve store-level profitability, much less profitability comparable to that of existing superstores. PETsMART has recently opened superstores in new markets and plans to open additional superstores in other new markets. There can be no assurance that these stores will be profitable in the near term or that profitability, if achieved, will be sustained. Moreover, the Petstuff and Pet Food Giant superstores need to be fully integrated into the PETsMART organization and, in some cases, represent new geographic markets for PETsMART. Petstuff and Pet Food Giant have incurred losses in their two most recent fiscal years, primarily due to the limited operating history of many of their stores and expenses associated with opening new stores and with developing an infrastructure to support future growth. There can be no assurance that PETsMART will be able to operate the former Petstuff or Pet Food Giant stores profitably in the future. Further, PETsMART intends to open additional superstores in existing markets, which may have the effect of reducing sales at existing PETsMART superstores. PETsMART's comparable store sales were 19.8%, 19.1%, and 12.5% for fiscal 1993, fiscal 1994, and fiscal 1995, respectively. PETsMART anticipates that its rate of comparable store sales growth may be lower in future periods than the growth rates previously experienced due to the maturing of the existing store base and the effects of opening additional stores in existing markets. As a result of PETsMART's rapid expansion, PETsMART expects its average store contribution and operating margins to be lower in the near term due to the level of preopening expenses and the lower anticipated sales volumes of its immature stores. In addition, certain costs, such as those related to occupancy, are expected to be higher in some of the new geographic markets PETsMART has recently entered. Finally, due in part to these acquisitions, period-to-period comparisons of financial results may not be meaningful and the results of operations for historical periods may not be indicative of future results.

ENTRY INTO NEW BUSINESS

     PETsMART entered the mail order catalog business with its acquisition of Sporting Dog and substantially increased its equine direct marketing business with the acquisition of State Line Tack. Although the existing senior management of both businesses have been retained, there can be no assurance that these individuals will remain with the Company or that the operation of such businesses as PETsMART subsidiaries will be successful or that the Company's strategy of combining retail store and direct mail purchasing, marketing and product line offerings will be successful.

CANADIAN OPERATIONS

     The Company has announced plans to enter the Canadian market by opening 5 superstores in Ontario in the third fiscal quarter of 1996. The Company's management has never operated stores outside of the United States. There can be no assurance that PETsMART will be able to successfully operate in Canada or that the international expansion will be implemented successfully.
International expansion will require significant management resources and, if unsuccessful, may materially and adversely affect the Company.


RELIANCE ON VENDORS AND PRODUCT LINES


                                       5.

     Premium pet foods for dogs and cats, such as Science Diet, Iams and Nature's Recipe, make up a significant portion of PETsMART's revenues. Currently, premium pet foods are not sold in supermarkets, warehouse clubs or by other mass merchandisers. The Company may be materially adversely affected if any of the manufacturers of these premium pet foods were to make their products available in supermarkets or through other mass merchandisers, or if the brands currently available to such retailers were to gain market share at the expense of the premium brands sold only through specialty pet food and supply outlets. In addition, PETsMART's principal vendors currently provide it with certain incentives, such as volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives could also have a material adverse effect on the Company. PETsMART has no supply contracts with any of its premium food or other vendors. While the Company believes its vendor relationships are satisfactory, a vendor could discontinue selling to the Company at any time.

COMPETITION

     The pet food and supply retailing industry is highly competitive. PETsMART competes with a wide variety of supermarkets, warehouse clubs and mass merchandisers, many of which are larger and have significantly greater resources than PETsMART. PETsMART also competes with a number of other pet supply warehouse or specialty stores, smaller pet store chains, and independent pet stores. The industry has become increasingly competitive due to the entrance of other specialty retailers into the pet food and supply market, some of which have developed formats similar to that used by PETsMART. If any of the Company's major competitors, such as supermarkets, warehouse clubs, mass merchandisers, or specialty pet stores, seek to gain or retain market share by reducing prices, the Company may be required to reduce its prices in order to remain competitive, which may have the effect of reducing profits. There can be no assurance that the Company will not face greater competition from other national or regional retailers in the future.

QUARTERLY AND SEASONAL FLUCTUATIONS

     The timing of new superstore openings and related preopening expenses, and the amount of revenue contributed by new and existing superstores, may cause the Company's quarterly results of operations to fluctuate. The Company's business is also subject to some seasonal fluctuation and it expects to realize a higher portion of its net sales during the month of December than during the other months of the year and a lower portion of its net sales in the summer months. In addition, PETsMART superstores typically draw from a large retail area, and can also therefore be impacted by adverse weather and travel conditions.

CHANGES IN GOVERNMENT REGULATION

     The Company is subject to laws governing its relationship with associates, including minimum wage requirements, overtime, working conditions and citizenship requirements. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Company as well as the retail industry in general. Congress is currently considering an increase in the minimum wage. In certain locations, PETsMART leases space to independently-owned-and-operated veterinary clinics, and the Company intends to lease space within its other superstores to such clinics where appropriate. Recently, certain states have introduced legislation designed to restrict the establishment of veterinary clinics in retail stores. If legislation such as this is enacted, it could limit the Company's ability to lease space to veterinarians within certain of its superstores.


DEPENDENCE UPON KEY PERSONNEL

     PETsMART is dependent to a large degree on the services of Samuel J. Parker, Chairman; Mark S. Hansen, President and Chief Executive Officer; and C. Donald Dorsey, Executive Vice President and Chief Financial Officer. The loss of the services of Messrs. Parker, Hansen or Dorsey could have a material adverse effect on PETsMART. In addition, there can be no assurance that PETsMART will be able to attract and retain additional key personnel with the skills and expertise necessary to manage its planned growth and expansion. PETsMART has entered into employment letter agreements with each of Messrs. Parker, Hansen and Dorsey providing for a severance allowance, equal to one year's base salary, a pro-rata bonus and a one year contribution of health care benefits, in the event he is terminated by PETsMART for reasons other than cause. The agreement


                                       6.

with Mr. Parker terminates as of PETsMART's 1997 Annual Stockholders' Meeting, and the agreements with Messrs. Hansen and Dorsey terminate at the end of the fiscal year ending February 1, 1998.

ADDITIONAL SHARES TO BE ISSUED BY PETSMART; SHARES ELIGIBLE FOR FUTURE SALE

     The Company has 51,707,935 shares outstanding as of May 1, 1996. Of these shares, approximately 2,235,835 shares are restricted securities which have been registered for resale under effective registration statements
(File Nos. 33-95008, 33-99194 and 333-________), including the shares which are the subject of the registration statement of which this prospectus is a part. In addition, approximately 402,984 shares that were issued in connection with the acquisition of Pet Food Giant in September, 1995 and approximately 261,847 shares that were issued in connection with the acquisition of State Line Tack are restricted securities that are not the subject of a current registration statement. The Company has agreed to register these shares (if they are not then saleable under Rule 144) within 30 days after it files its Annual Report on Form 10-K for its fiscal year ended February 2, 1997. The Company has also filed a "shelf" registration statement on Form S-4 covering 2,000,000 shares to be used for future acquisitions. Sales of substantial amounts of Common Stock of the Company in the public market in or subsequent to this offering could adversely affect the prevailing market price of the Common Stock.

ANTI-TAKEOVER MEASURES

     The PETsMART Certificate and the PETsMART By-laws include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a change in management or control that stockholders might consider to be in their best interests. These provisions include (i) a classified Board of Directors consisting of three classes, (ii) Board of Directors authorization to issue up to 10,000,000 shares of preferred stock in one or more series with such rights, obligations, and preferences as the Board of Directors may provide, (iii) elimination of the right of stockholders to call special meetings of stockholders, (iv) the elimination of the right of stockholders to act by written consent, and (v) certain advance notice procedures for nominating candidates for election to the Board of Directors. In addition, the PETsMART Certificate requires a 66 2/3% vote of stockholders to (i) alter or amend the PETsMART By-laws; (ii) remove a director without cause; or (iii) alter, amend or repeal certain sections of the Certificate. In addition, PETsMART is subject to the provisions of Section 203 of the Delaware Law, which may have the effect of restricting changes in control.

POSSIBLE VOLATILITY OF STOCK PRICE

     Since the initial public offering of the Company's Common Stock in July 1993, the market value of the Company's Common Stock has been subject to significant fluctuation. The market price of the Common Stock may continue to be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


                                       7.

                                   THE COMPANY

     PETsMART is the leading operator of superstores specializing in pet food, pet supplies, and pet services in the United States. As of March 29, 1996, PETsMART operated 283 superstores in 33 states. PETsMART expects to open at least 50 superstores in fiscal 1996. PETsMART endeavors to offer the pet owner the most complete assortment of pet products and services available, at prices that are typically 10% to 30% below those offered by supermarkets and other traditional pet food and pet supply outlets.

     PETsMART carries an extensive selection of pet foods and treats, including premium labels such as Science Diet and Iams, as well as other national brand-name products such as Ralston Purina and Alpo and its own corporate brand products. PETsMART's broad assortment of pet supplies includes collars, leashes, health aids, shampoos, medications, toys, animal carriers, dog houses, cat furniture, and equestrian supplies. Other products include fresh water tropical fish and, in most superstores, domestically bred birds. To attract new customers and to engender customer loyalty, PETsMART is a leader in the introduction of innovative marketing programs, merchandising techniques and services for the pet owner. For example, PETsMART offers on-site professional grooming services in most superstores, conducts periodic vaccination clinics and obedience classes, sponsors Luv-A-Pet adoption program and, in selected superstores, leases space to independently owned and operated veterinary clinics.

     PETsMART's prototype 26,000 square foot superstore carries approximately 12,000 pet-related items as compared to an average of approximately 800 such items in a typical supermarket, 20 such items in a typical warehouse club, 500 such items in a typical mass merchandiser and 1,000 items in a traditional pet store. PETsMART's superstores utilize a hybrid retail-warehouse format that reinforces the image of warehouse shopping at discount prices, enhances merchandise presentation and provides a fun shopping experience for customers and their pets. PETsMART superstores are generally located in sites co-anchored by strong consumables-oriented retailers or other destination superstores, or near major regional malls.

     PETsMART is also the leading direct marketer of pet and equine supplies through direct mail (catalog) operations which are managed by its Sporting Dog and State Line Tack subsidiaries.

     PETsMART was incorporated in Delaware in August 1986. The Company's principal executive offices are located at 10000 N. 31st Avenue, Suite C-100, Phoenix, Arizona 85051 and its telephone number is (602) 944-7070.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in the offering.

                                 DIVIDEND POLICY

     PETsMART has never paid any cash dividends on its Common Stock. The Company presently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future. In addition, the Company is prohibited from paying any cash dividends without prior bank approval under the terms of its bank credit facility.


                                       8.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of them as of April 1, 1996 and the number of shares which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling Stockholders. The Selling Stockholders may sell all, some or none of their Common Stock being offered.


                                       SHARES BENEFICIALLY                   SHARES BENEFICIALLY
                                          OWNED PRIOR TO        NUMBER           OWNED AFTER
                                           OFFERING(1)        OF SHARES        OFFERING(1)(3)
                                      --------------------      BEING       ---------------------
               NAME                   NUMBER    PERCENT(2)     OFFERED      NUMBER     PERCENT(2)
- ---------------------------------     -------   ----------    ---------     -------    ----------
Robert Sperandio(4) . . . . . . .     618,250      1.2         393,000      225,250        *

Jacqueline Sperandio  . . . . . .     608,625      1.2         393,000      215,625        *

Elizabeth F. Sperandio  . . . . .     150,500       *           94,500       56,000        *

Mark C. Sperandio . . . . . . . .     150,500       *           94,500       56,000        *


*    Less than one percent.

(1) Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2) Applicable percentage of ownership is based on 51,638,713 shares of Common Stock outstanding on April 1, 1996.

(3) Assumes the sale of all shares offered hereby and no additional shares registered under registration statement No. 33-95008.

(4)  Does not include 608,625 shares owned by Mr. Sperandio's spouse.

(5)  Does not include 618,250 shares owned by Mrs. Sperandio's spouse.

                              PLAN OF DISTRIBUTION

     The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights contained in the Agreement and Plan of Reorganization among PETsMART, Remington Acquisition Corp., Sporting Dog Specialties, Inc. ("SDSI") and the shareholders of SDSI, executed on April 3, 1995 as amended as of April 18, 1995 (the "Reorganization Agreement"). Under Section 8.1(a)(1) of the Reorganization Agreement, the Selling Stockholders have agreed to sell the shares of Common Stock offered hereby only to or through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). DLJ may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders and/or the purchasers of shares for whom they may act as agent. Sales may be made on the Nasdaq National Market or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may from time to time enter into short sales and use the shares registered hereunder to cover such short positions. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Selling Stockholders and any persons who participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters within the meaning of the


                                       9.

Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The Company has agreed in the Reorganization Agreement to register the shares of PETsMART Common Stock received by the Selling Stockholders and certain other persons pursuant to the Reorganization Agreement under applicable Federal and state securities laws under certain circumstances and at certain times. Pursuant to such agreement, the Company has filed a registration statement related to the shares offered hereby and has agreed to keep such registration statement effective until the earlier of (i) the second anniversary of the closing of the SDSI Merger (May 16, 1997) or (ii) the sale of all the securities registered thereunder. The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock to the public, other than commissions, concessions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts), together with the expenses of a related offering of Common Stock by certain other selling stockholders pursuant to the same Registration Statement are estimated to be $90,000. The Reorganization Agreement provides for cross-indemnification of the Selling Stockholders and the Company to the extent permitted by law, for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of any registration of the Common Stock.

                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward Castro Huddleson & Tatum, Palo Alto, California.

                                    EXPERTS

The consolidated financial statements of PETsMART, Inc. as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to The Weisheimer Companies, Inc. d/b/a PETZAZZ ("PETZAZZ"), Petstuff, Inc. ("Petstuff"), Sporting Dog Specialties, Inc. and affiliates ("Sporting Dog"), and The Pet Food Giant, Inc. ("PFG"), have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of "PETZAZZ" for the ten months ended January 31, 1994, not included separately herein, by Coopers and Lybrand L.L.P., to Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, to Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan & Braverman, P.C., and to PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., whose reports are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of said firms as experts in auditing and accounting.

     The consolidated balance sheet of Petstuff, Inc. and subsidiaries as of January 29, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended January 29, 1995 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint) and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Sporting Dog Specialties, Inc. and affiliates as of January 31, 1995 and the related combined statements of income and cash flows for each of the two years in the period ended January 31, 1995 incorporated by reference in this Prospectus, have been audited by Davie, Kaplan & Braverman, P.C.,


                                       10.

independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of The Pet Food Giant, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of State Line Tack, Inc. ("State Line Tack") as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The supplemental consolidated financial statements of PETsMART as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to PETZAZZ, Petstuff, Sporting Dog, PFG and State Line Tack, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., and insofar as they relate to the financial statements of State Line Tack, as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, not included separately herein, by Arthur Andersen LLP, and insofar as they relate to the financial statements of Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, and insofar as they relate to the financial statements of Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan and Braverman, P.C., and insofar as they relate to the financial statements of PETZAZZ for the ten months ended January 31, 1994 not included separately herein, by Coopers & Lybrand L.L.P., whose reports thereon are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.


                                       11.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                         ______________________________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference. . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                         ______________________________


                                 975,000 SHARES




                                 PETSMART, INC.





                                  COMMON STOCK




                              --------------------

                                   PROSPECTUS

                              --------------------









                               ____________, 1996


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                       12.

                   SUBJECT TO COMPLETION, DATED ________, 1996

PROSPECTUS

                                 300,000 SHARES


                                 PETSMART, INC.


                                  COMMON STOCK

                               ___________________

     This Prospectus relates to 300,000 shares of PETsMART, Inc. ("PETsMART" or the "Company") Common Stock, par value $.0001 (the "Common Stock"), which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market or in privately negotiated transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at price related to such prevailing prices or at negotiated prices. The Selling Stockholders have contractually agreed that sales made pursuant to this Prospectus will be made to or through certain investment banking firms. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "PETM." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on May 3, 1996 was $41.875 per share.
                              ____________________

      THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON
                                     PAGE 4.
                              _____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


     No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering, together with the estimated related expenses of certain other selling shareholders offering stock pursuant to the same registration statement, are $90,000. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

     The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.
                                ___________, 1996


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission under the Exchange Act (File No. 0-21888) are hereby incorporated by reference into this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996, filed on or about April 15, 1996, as amended by Form 10-K/A filed on or about May 2, 1996, including all material incorporated by reference therein;

     (b) The Company's Current Report on Form 8-K dated January 30, 1996 and filed on or about February 13, 1996 as amended by a Form 8-K/A dated January 30, 1996 and filed on or about April 15, 1996; and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to: Investor Relations, PETsMART, Inc., 10000 N. 31st Avenue, Suite C-100, Phoenix, AZ 85051.


                                       2.

     The discussions in this Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein and in such incorporated documents. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" herein, as well as those discussed in the documents incorporated herein by reference.


                                       3.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

INTEGRATION OF OPERATIONS AS THE RESULT OF ACQUISITIONS

     If PETsMART is to realize the anticipated benefits of its recent acquisitions of Petstuff, Inc., a Delaware corporation ("Petstuff"), Sporting Dog Specialties, Inc., a New York corporation ("Sporting Dog"), The Pet Food Giant, Inc., a New Jersey corporation ("Pet Food Giant"), and State Line Tack, Inc., a New Hampshire corporation ("State Line Tack"), the operations of all of these companies must be integrated and combined efficiently. The process of rationalizing stores, supply and distribution channels, computer and accounting systems and other aspects of operations, while managing a larger and geographically expanded entity with new equine and catalog businesses, will present a significant challenge to PETsMART's management. There can be no assurance that the integration process will be successful or that the anticipated benefits of these acquisitions will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that the Company will be able to achieve any expense reductions with the acquired companies, that there will not be substantial costs associated with any such reductions or that such reductions will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the Company. Subsequent to the Petstuff acquisition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $38.9 million to reflect its acquisition of Petstuff, including transaction costs and costs attributable to lease cancellations, store conversion expenses, severance and employee relocation costs, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. In addition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $1.8 million to reflect its acquisition of Sporting Dog, including transaction costs, costs associated with the closure of inadequate facilities and other integration costs. PETsMART incurred a charge in its third fiscal quarter ended October 29, 1995 of approximately $6.4 million, to reflect its acquisition of Pet Food Giant, including transaction costs and costs attributable to lease cancellations, store conversion expenses, employee severance payments, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. PETsMART expects to incur a charge in its first fiscal quarter ending April 28, 1996, currently estimated to be in the range of $3 million to $5 million, to reflect the acquisition of State Line Tack, including transaction costs, severance payments, and other integration costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that PETsMART will not incur additional charges in subsequent quarters to reflect costs associated with its acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack. The Company may make other acquisitions in the future. Acquisitions require significant financial and management resources both at the time of the transaction and during the process of integrating the newly acquired business into the Company's operations. The Company's operating results could be adversely affected if it is unable to successfully integrate such new companies into its operations. Future acquisitions by the Company could also result in potentially dilutive issuances of securities, the incurrence of additional debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's profitability.

EXPANSION PLANS

     PETsMART has expanded from two superstores at the beginning of fiscal 1988 to 283 superstores as of March 29, 1996. PETsMART expects to open at least 50 superstores in fiscal 1996. The Company's ability to continue to open superstores on a timely basis will depend upon a number of factors, including the identification of suitable sites, the negotiation of leases for those sites on acceptable terms, the construction or refurbishment of sites, the hiring, training and retention of skilled managers and personnel and other factors, some of which may be beyond the Company's control. As a result, there can be no assurance that the Company will be able to achieve its targets for opening new superstores. In addition, PETsMART is restricted under its bank credit facility from incurring capital expenditures (excluding capital leases) in excess of $40 million in any fiscal year. While


                                       4.

PETsMART expects to continue its current practice of leasing its stores and equipment and does not anticipate needing a waiver of this restriction, there can be no assurance that this will be the case, or that if a waiver is needed it can be obtained. In addition, PETsMART's bank credit facility requires PETsMART to meet certain financial covenants, including a minimum net worth, debt ratio, fixed charge coverage ratio and debt to equity ratio, and includes restrictions related to payment of cash dividends, capital expenditures, and PETsMART's ability to incur additional debt (excluding capital leases). To manage its expansion, PETsMART is continuously evaluating the adequacy of its existing systems and procedures, including financial controls and management information systems, product distribution facilities and field and superstore management. There can be no assurance that PETsMART will anticipate all of the changing demands which its expanding operations and the acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack will impose on such systems. PETsMART's failure to expand its distribution capabilities or other internal systems or procedures as required could adversely affect its future operating results.

PERFORMANCE OF NEW SUPERSTORES; FUTURE OPERATING RESULTS

     A majority of PETsMART's superstores have been open for less than three years. There can be no assurance that PETsMART's existing superstores will maintain their profitability or that new superstores will generate sales levels necessary to achieve store-level profitability, much less profitability comparable to that of existing superstores. PETsMART has recently opened superstores in new markets and plans to open additional superstores in other new markets. There can be no assurance that these stores will be profitable in the near term or that profitability, if achieved, will be sustained. Moreover, the Petstuff and Pet Food Giant superstores need to be fully integrated into the PETsMART organization and, in some cases, represent new geographic markets for PETsMART. Petstuff and Pet Food Giant have incurred losses in their two most recent fiscal years, primarily due to the limited operating history of many of their stores and expenses associated with opening new stores and with developing an infrastructure to support future growth. There can be no assurance that PETsMART will be able to operate the former Petstuff or Pet Food Giant stores profitably in the future. Further, PETsMART intends to open additional superstores in existing markets, which may have the effect of reducing sales at existing PETsMART superstores. PETsMART's comparable store sales were 19.8%, 19.1%, and 12.5% for fiscal 1993, fiscal 1994, and fiscal 1995, respectively. PETsMART anticipates that its rate of comparable store sales growth may be lower in future periods than the growth rates previously experienced due to the maturing of the existing store base and the effects of opening additional stores in existing markets. As a result of PETsMART's rapid expansion, PETsMART expects its average store contribution and operating margins to be lower in the near term due to the level of preopening expenses and the lower anticipated sales volumes of its immature stores. In addition, certain costs, such as those related to occupancy, are expected to be higher in some of the new geographic markets PETsMART has recently entered. Finally, due in part to these acquisitions, period-to-period comparisons of financial results may not be meaningful and the results of operations for historical periods may not be indicative of future results.

ENTRY INTO NEW BUSINESS

     PETsMART entered the mail order catalog business with its acquisition of Sporting Dog and substantially increased its equine direct marketing business with the acquisition of State Line Tack. Although the existing senior management of both businesses have been retained, there can be no assurance that these individuals will remain with the Company or that the operation of such businesses as PETsMART subsidiaries will be successful or that the Company's strategy of combining retail store and direct mail purchasing, marketing and product line offerings will be successful.

CANADIAN OPERATIONS

     The Company has announced plans to enter the Canadian market by opening 5 superstores in Ontario in the third fiscal quarter of 1996. The Company's management has never operated stores outside of the United States. There can be no assurance that PETsMART will be able to successfully operate in Canada or that the international expansion will be implemented successfully.
International expansion will require significant management resources and, if unsuccessful, may materially and adversely affect the Company.


                                       5.

RELIANCE ON VENDORS AND PRODUCT LINES

     Premium pet foods for dogs and cats, such as Science Diet, Iams and Nature's Recipe, make up a significant portion of PETsMART's revenues. Currently, premium pet foods are not sold in supermarkets, warehouse clubs or by other mass merchandisers. The Company may be materially adversely affected if any of the manufacturers of these premium pet foods were to make their products available in supermarkets or through other mass merchandisers, or if the brands currently available to such retailers were to gain market share at the expense of the premium brands sold only through specialty pet food and supply outlets. In addition, PETsMART's principal vendors currently provide it with certain incentives, such as volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives could also have a material adverse effect on the Company. PETsMART has no supply contracts with any of its premium food or other vendors. While the Company believes its vendor relationships are satisfactory, a vendor could discontinue selling to the Company at any time.

COMPETITION

     The pet food and supply retailing industry is highly competitive. PETsMART competes with a wide variety of supermarkets, warehouse clubs and mass merchandisers, many of which are larger and have significantly greater resources than PETsMART. PETsMART also competes with a number of other pet supply warehouse or specialty stores, smaller pet store chains, and independent pet stores. The industry has become increasingly competitive due to the entrance of other specialty retailers into the pet food and supply market, some of which have developed formats similar to that used by PETsMART. If any of the Company's major competitors, such as supermarkets, warehouse clubs, mass merchandisers, or specialty pet stores, seek to gain or retain market share by reducing prices, the Company may be required to reduce its prices in order to remain competitive, which may have the effect of reducing profits. There can be no assurance that the Company will not face greater competition from other national or regional retailers in the future.

QUARTERLY AND SEASONAL FLUCTUATIONS

     The timing of new superstore openings and related preopening expenses, and the amount of revenue contributed by new and existing superstores, may cause the Company's quarterly results of operations to fluctuate. The Company's business is also subject to some seasonal fluctuation and it expects to realize a higher portion of its net sales during the month of December than during the other months of the year and a lower portion of its net sales in the summer months. In addition, PETsMART superstores typically draw from a large retail area, and can also therefore be impacted by adverse weather and travel conditions.

CHANGES IN GOVERNMENT REGULATION

     The Company is subject to laws governing its relationship with associates, including minimum wage requirements, overtime, working conditions and citizenship requirements. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Company as well as the retail industry in general. Congress is currently considering an increase in the minimum wage. In certain locations, PETsMART leases space to independently-owned-and-operated veterinary clinics, and the Company intends to lease space within its other superstores to such clinics where appropriate. Recently, certain states have introduced legislation designed to restrict the establishment of veterinary clinics in retail stores. If legislation such as this is enacted, it could limit the Company's ability to lease space to veterinarians within certain of its superstores.


DEPENDENCE UPON KEY PERSONNEL

     PETsMART is dependent to a large degree on the services of Samuel J. Parker, Chairman; Mark S. Hansen, President and Chief Executive Officer; and C. Donald Dorsey, Executive Vice President and Chief Financial Officer. The loss of the services of Messrs. Parker, Hansen or Dorsey could have a material adverse effect on PETsMART. In addition, there can be no assurance that PETsMART will be able to attract and retain additional key personnel with the skills and expertise necessary to manage its planned growth and expansion.


                                       6.

PETsMART has entered into employment letter agreements with each of Messrs. Parker, Hansen and Dorsey providing for a severance allowance, equal to one year's base salary, a pro-rata bonus and a one year contribution of health care benefits, in the event he is terminated by PETsMART for reasons other than cause. The agreement with Mr. Parker terminates as of PETsMART's 1997 Annual Stockholders' Meeting, and the agreements with Messrs. Hansen and Dorsey terminate at the end of the fiscal year ending February 1, 1998.

ADDITIONAL SHARES TO BE ISSUED BY PETSMART; SHARES ELIGIBLE FOR FUTURE SALE

     The Company has 51,707,935 shares outstanding as of May 1, 1996. Of these shares, approximately 2,235,835 shares are restricted securities which have been registered for resale under effective registration statements
(File Nos. 33-95008, 33-99194 and 333-________), including the shares which are the subject of the registration statement of which this prospectus is a part. In addition, approximately 402,984 shares that were issued in connection with the acquisition of Pet Food Giant in September, 1995 and approximately 261,847 shares that were issued in connection with the acquisition of State Line Tack are restricted securities that are not the subject of a current registration statement. The Company has agreed to register these shares (if they are not then saleable under Rule 144) within 30 days after it files its Annual Report on Form 10-K for its fiscal year ended February 2, 1997. The Company has also filed a "shelf" registration statement on Form S-4 covering 2,000,000 shares to be used for future acquisitions. Sales of substantial amounts of Common Stock of the Company in the public market in or subsequent to this offering could adversely affect the prevailing market price of the Common Stock.

ANTI-TAKEOVER MEASURES

     The PETsMART Certificate and the PETsMART By-laws include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a change in management or control that stockholders might consider to be in their best interests. These provisions include (i) a classified Board of Directors consisting of three classes, (ii) Board of Directors authorization to issue up to 10,000,000 shares of preferred stock in one or more series with such rights, obligations, and preferences as the Board of Directors may provide, (iii) elimination of the right of stockholders to call special meetings of stockholders, (iv) the elimination of the right of stockholders to act by written consent, and (v) certain advance notice procedures for nominating candidates for election to the Board of Directors. In addition, the PETsMART Certificate requires a 66 2/3% vote of stockholders to (i) alter or amend the PETsMART By-laws; (ii) remove a director without cause; or (iii) alter, amend or repeal certain sections of the Certificate. In addition, PETsMART is subject to the provisions of Section 203 of the Delaware Law, which may have the effect of restricting changes in control.

POSSIBLE VOLATILITY OF STOCK PRICE

     Since the initial public offering of the Company's Common Stock in July 1993, the market value of the Company's Common Stock has been subject to significant fluctuation. The market price of the Common Stock may continue to be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


                                       7.

                                   THE COMPANY

     PETsMART is the leading operator of superstores specializing in pet food, pet supplies, and pet services in the United States. As of March 29, 1996, PETsMART operated 283 superstores in 33 states. PETsMART expects to open at least 50 superstores in fiscal 1996. PETsMART endeavors to offer the pet owner the most complete assortment of pet products and services available, at prices that are typically 10% to 30% below those offered by supermarkets and other traditional pet food and pet supply outlets.

     PETsMART carries an extensive selection of pet foods and treats, including premium labels such as Science Diet and Iams, as well as other national brand-name products such as Ralston Purina and Alpo and its own corporate brand products. PETsMART's broad assortment of pet supplies includes collars, leashes, health aids, shampoos, medications, toys, animal carriers, dog houses, cat furniture, and equestrian supplies. Other products include fresh water tropical fish and, in most superstores, domestically bred birds. To attract new customers and to engender customer loyalty, PETsMART is a leader in the introduction of innovative marketing programs, merchandising techniques and services for the pet owner. For example, PETsMART offers on-site professional grooming services in most superstores, conducts periodic vaccination clinics and obedience classes, sponsors Luv-A-Pet adoption program and, in selected superstores, leases space to independently owned and operated veterinary clinics.

     PETsMART's prototype 26,000 square foot superstore carries approximately 12,000 pet-related items as compared to an average of approximately 800 such items in a typical supermarket, 20 such items in a typical warehouse club, 500 such items in a typical mass merchandiser and 1,000 items in a traditional pet store. PETsMART's superstores utilize a hybrid retail-warehouse format that reinforces the image of warehouse shopping at discount prices, enhances merchandise presentation and provides a fun shopping experience for customers and their pets. PETsMART superstores are generally located in sites co-anchored by strong consumables-oriented retailers or other destination superstores, or near major regional malls.

     PETsMART is also the leading direct marketer of pet and equine supplies through direct mail (catalog) operations which are managed by its Sporting Dog and State Line Tack subsidiaries.

     PETsMART was incorporated in Delaware in August 1986. The Company's principal executive offices are located at 10000 N. 31st Avenue, Suite C-100, Phoenix, Arizona 85051 and its telephone number is (602) 944-7070.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in the offering.

                                 DIVIDEND POLICY

     PETsMART has never paid any cash dividends on its Common Stock. The Company presently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future. In addition, the Company is prohibited from paying any cash dividends without prior bank approval under the terms of its bank credit facility.


                                       8.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of them as of April 1, 1996 and the number of shares which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling Stockholders. The Selling Stockholders may sell all, some or none of their Common Stock being offered.

                                             SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                               OWNED PRIOR TO         NUMBER            OWNED AFTER
                                                 OFFERING(1)        OF SHARES          OFFERING(1)(3)
                                            --------------------      BEING       -----------------------
                  NAME                      NUMBER    PERCENT(2)     OFFERED      NUMBER      PERCENT(2)
- ---------------------------------------     -------   ----------    ---------     -------     -----------
Beta Partners, L.P (4). . . . . . . . .      56,440        *          30,137       26,303

Stephen L. Day  (5) . . . . . . . . . .     125,262        *          57,684       67,578          *

Fleet Venture Resources, Inc. . . . . .      19,561        *          10,445        9,116          *

Fleet Venture Partners IV, L.P. . . . .       8,383        *           4,476        3,907          *

Hambro International Venture
Fund II, L.P. . . . . . . . . . . . . .     124,916        *          66,700       58,216          *

Hambro International Venture
Fund Offshore II L.P. . . . . . . . . .      46,201        *          24,670       21,531          *

Kearsarge Capital Fund, L.P.  . . . . .      63,314        *          33,808       29,506          *

The Palmer Organization III, L.P. . . .     126,949        *          67,786       59,163          *

William G. Schmidt  . . . . . . . . . .       8,042        *           4,294        3,748          *


*    Less than one percent.

(1) Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2) Applicable percentage of ownership is based on 51,638,713 shares of Common Stock outstanding on April 1, 1996.

(3)  Assumes the sale of all shares offered hereby.

(4) Beta Management Partners, L.P. ("Beta Management"), the general partner of Beta Partners, L.P. ("Beta Partners"), exercises sole voting and investment powers with respect to the 56,440 shares held by Beta Partners. The general partners of Beta Management disclaim beneficial ownership of all shares held by Beta Partners except to the extent of their proportionate pecuniary interests therein.

(5) Includes Mr. Day's right to acquire 17,232 shares of the Company's Common Stock pursuant to outstanding stock options.

                              PLAN OF DISTRIBUTION

     The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights contained in the Registration Rights Agreement by and among PETsMART and the Selling Stockholders dated as of January 30, 1996 (the "Registration Rights Agreement") entered into pursuant to the Agreement and Plan of Reorganization and Plan of Merger among PETsMART, Stallion Acquisition Corp., and State Line Tack ("State Line") dated as of December 20, 1995 (the "Reorganization Agreement"). Under Section 2.1(a) of the Registration Rights Agreement, the Selling Stockholders have agreed to sell the shares of Common Stock offered hereby only to or through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ")


                                       9.

or Wessels, Arnold & Henderson, L.L.C. ("Wessels"). DLJ or Wessels may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders or the purchasers of shares for whom they may act as agent. Sales may be made on the Nasdaq National Market or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and any persons who participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters within the meaning of the Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The Company has agreed in the Registration Rights Agreement to register the shares of PETsMART Common Stock received by the Selling Stockholders and certain other persons pursuant to the Reorganization Agreement under applicable Federal and state securities laws under certain circumstances and at certain times. Pursuant to such agreement, the Company has filed a registration statement related to the shares offered hereby and has agreed to keep such registration statement effective until the earliest of (i) the termination of the holding period requirements under Rule 144, or (ii) the sale of all the securities registered thereunder. The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock to the public, other than commissions, concessions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts), are estimated to be $90,000. The Reorganization Agreement provides for cross-indemnification of the Selling Stockholders and the Company to the extent permitted by law, for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of any registration of the Common Stock.

                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward Castro Huddleson & Tatum, Palo Alto, California.

                                    EXPERTS

     The consolidated financial statements of PETsMART, Inc. as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to The Weisheimer Companies, Inc. d/b/a PETZAZZ ("PETZAZZ"), Petstuff, Inc. ("Petstuff"), Sporting Dog Specialties, Inc. and affiliates ("Sporting Dog"), and The Pet Food Giant, Inc. ("PFG"), have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of "PETZAZZ" for the ten months ended January 31, 1994, not included separately herein, by Coopers and Lybrand L.L.P., to Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, to Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan & Braverman, P.C., and to PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., whose reports are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of said firms as experts in auditing and accounting.

     The consolidated balance sheet of Petstuff, Inc. and subsidiaries as of January 29, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended January 29, 1995 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint) and has been so


                                       10.

incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Sporting Dog Specialties, Inc. and affiliates as of January 31, 1995 and the related combined statements of income and cash flows for each of the two years in the period ended January 31, 1995 incorporated by reference in this Prospectus, have been audited by Davie, Kaplan & Braverman, P.C., independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of The Pet Food Giant, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of State Line Tack, Inc. ("State Line Tack") as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The supplemental consolidated financial statements of PETsMART as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to PETZAZZ, Petstuff, Sporting Dog, PFG and State Line Tack, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., and insofar as they relate to the financial statements of State Line Tack, as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, not included separately herein, by Arthur Andersen LLP, and insofar as they relate to the financial statements of Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, and insofar as they relate to the financial statements of Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan and Braverman, P.C., and insofar as they relate to the financial statements of PETZAZZ for the ten months ended January 31, 1994 not included separately herein, by Coopers & Lybrand L.L.P., whose reports thereon are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.


                                       11.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                          ____________________________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference. . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                          ____________________________


                                 300,000 SHARES




                                 PETSMART, INC.





                                  COMMON STOCK




                              ____________________

                                   PROSPECTUS

                              ____________________









                               ____________, 1996



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                       12.

                   SUBJECT TO COMPLETION, DATED _________,1996

PROSPECTUS

                                  43,245 SHARES


                                 PETSMART, INC.


                                  COMMON STOCK

                               ___________________

     This Prospectus relates to 43,245 shares of PETsMART, Inc. ("PETsMART" or the "Company") Common Stock, par value $.0001 (the "Common Stock"), which are being offered and sold by certain stockholders of the Company (the "Selling Stockholders"). The Selling Stockholders, directly or through agents, broker-dealers or underwriters, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale, in transactions on the Nasdaq National Market or in privately negotiated transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at price related to such prevailing prices or at negotiated prices. The Selling Stockholders have contractually agreed that sales made pursuant to this Prospectus will be made to or through a certain investment banking firm. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal or both (which compensation to a particular broker-dealer may be in excess of customary commissions). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock of the Company is quoted on the Nasdaq National Market under the symbol "PETM." The last reported sales price of the Company's Common Stock on the Nasdaq National Market on May 3, 1996 was $41.875 per share.
                              ____________________

      THIS OFFERING INVOLVES A HIGH DEGREE OF RISK.  SEE "RISK FACTORS" ON
                                     PAGE 4.
                              _____________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


     No underwriting commissions or discounts will be paid by the Company in connection with this offering. Estimated expenses payable by the Company in connection with this offering, together with the estimated related expenses of certain other selling shareholders offering stock pursuant to the same registration statement, are $90,000. The aggregate proceeds to the Selling Stockholders from the Common Stock will be the purchase price of the Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."

     The Selling Stockholders and any agents, broker-dealers or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting discounts or commissions under the Act. The Company has agreed to indemnify the Selling Stockholders and certain other persons against certain liabilities, including liabilities under the Act.
                               _____________, 1996


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission").
Such reports, proxy statements and other information may be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, D.C. 20006.

                             ADDITIONAL INFORMATION

     A registration statement on Form S-3 with respect to the Common Stock offered hereby (the "Registration Statement") has been filed with the Commission under the Act. This Prospectus does not contain all of the information contained in such Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus regarding the contents of any contract or any other documents are not necessarily complete and, in each instance, reference is hereby made to the copy of such contract or document filed as an exhibit to the Registration Statement. The Registration Statement, including exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, Washington, D.C., 20549, upon payment of the prescribed fees.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Commission under the Exchange Act (File No. 0-21888) are hereby incorporated by reference into this Prospectus:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 28, 1996, filed on or about April 15, 1996, as amended by Form 10-K/A filed on or about May 2, 1996, including all material incorporated by reference therein;

     (b) The Company's Current Report on Form 8-K dated January 30, 1996 and filed on or about February 13, 1996 as amended by a Form 8-K/A dated January 30, 1996 and filed on or about April 15, 1996; and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently-filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein or into such documents). Such request may be directed to: Investor Relations, PETsMART, Inc., 10000 N. 31st Avenue, Suite C-100, Phoenix, AZ 85051.


                                       2.

     The discussions in this Prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. The Company's actual results could differ materially from those discussed herein and in such incorporated documents. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" herein, as well as those discussed in the documents incorporated herein by reference.


                                       3.

                                  RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE COMMON STOCK.

INTEGRATION OF OPERATIONS AS THE RESULT OF ACQUISITIONS

     If PETsMART is to realize the anticipated benefits of its recent acquisitions of Petstuff, Inc., a Delaware corporation ("Petstuff"), Sporting Dog Specialties, Inc., a New York corporation ("Sporting Dog"), The Pet Food Giant, Inc., a New Jersey corporation ("Pet Food Giant"), and State Line Tack, Inc., a New Hampshire corporation ("State Line Tack"), the operations of all of these companies must be integrated and combined efficiently. The process of rationalizing stores, supply and distribution channels, computer and accounting systems and other aspects of operations, while managing a larger and geographically expanded entity with new equine and catalog businesses, will present a significant challenge to PETsMART's management. There can be no assurance that the integration process will be successful or that the anticipated benefits of these acquisitions will be fully realized. The dedication of management resources to such integration may detract attention from the day-to-day business of the Company. The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures. There can be no assurance that the Company will be able to achieve any expense reductions with the acquired companies, that there will not be substantial costs associated with any such reductions or that such reductions will not result in a decrease in revenues or that there will not be other material adverse effects of these integration efforts. Such effects could materially reduce the short-term earnings of the Company. Subsequent to the Petstuff acquisition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $38.9 million to reflect its acquisition of Petstuff, including transaction costs and costs attributable to lease cancellations, store conversion expenses, severance and employee relocation costs, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. In addition, PETsMART incurred a charge in its second quarter ended July 30, 1995 of $1.8 million to reflect its acquisition of Sporting Dog, including transaction costs, costs associated with the closure of inadequate facilities and other integration costs. PETsMART incurred a charge in its third fiscal quarter ended October 29, 1995 of approximately $6.4 million, to reflect its acquisition of Pet Food Giant, including transaction costs and costs attributable to lease cancellations, store conversion expenses, employee severance payments, the elimination of duplicate management information systems and facilities, the write-off of assets, the cancellation of certain contractual obligations and other integration costs. PETsMART expects to incur a charge in its first fiscal quarter ending April 28, 1996, currently estimated to be in the range of $3 million to $5 million, to reflect the acquisition of State Line Tack, including transaction costs, severance payments, and other integration costs. This amount is a preliminary estimate only and is therefore subject to change. In addition, there can be no assurance that PETsMART will not incur additional charges in subsequent quarters to reflect costs associated with its acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack. The Company may make other acquisitions in the future. Acquisitions require significant financial and management resources both at the time of the transaction and during the process of integrating the newly acquired business into the Company's operations. The Company's operating results could be adversely affected if it is unable to successfully integrate such new companies into its operations. Future acquisitions by the Company could also result in potentially dilutive issuances of securities, the incurrence of additional debt and contingent liabilities, and amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company's profitability.

EXPANSION PLANS

     PETsMART has expanded from two superstores at the beginning of fiscal 1988 to 283 superstores as of March 29, 1996. PETsMART expects to open at least 50 superstores in fiscal 1996. The Company's ability to continue to open superstores on a timely basis will depend upon a number of factors, including the identification of suitable sites, the negotiation of leases for those sites on acceptable terms, the construction or refurbishment of sites, the hiring, training and retention of skilled managers and personnel and other factors, some of which may be beyond the Company's control. As a result, there can be no assurance that the Company will be able to achieve its targets for opening new superstores. In addition, PETsMART is restricted under its bank credit facility from incurring capital expenditures (excluding capital leases) in excess of $40 million in any fiscal year. While PETsMART expects to continue its current practice of leasing its stores and equipment and does not anticipate needing a waiver of this restriction, there can be no assurance that this will be the case, or that if a waiver is needed


                                       4.

it can be obtained. In addition, PETsMART's bank credit facility requires PETsMART to meet certain financial covenants, including a minimum net worth, debt ratio, fixed charge coverage ratio and debt to equity ratio, and includes restrictions related to payment of cash dividends, capital expenditures, and PETsMART's ability to incur additional debt (excluding capital leases). To manage its expansion, PETsMART is continuously evaluating the adequacy of its existing systems and procedures, including financial controls and management information systems, product distribution facilities and field and superstore management. There can be no assurance that PETsMART will anticipate all of the changing demands which its expanding operations and the acquisitions of Petstuff, Sporting Dog, Pet Food Giant and State Line Tack will impose on such systems. PETsMART's failure to expand its distribution capabilities or other internal systems or procedures as required could adversely affect its future operating results.

PERFORMANCE OF NEW SUPERSTORES; FUTURE OPERATING RESULTS

     A majority of PETsMART's superstores have been open for less than three years. There can be no assurance that PETsMART's existing superstores will maintain their profitability or that new superstores will generate sales levels necessary to achieve store-level profitability, much less profitability comparable to that of existing superstores. PETsMART has recently opened superstores in new markets and plans to open additional superstores in other new markets. There can be no assurance that these stores will be profitable in the near term or that profitability, if achieved, will be sustained. Moreover, the Petstuff and Pet Food Giant superstores need to be fully integrated into the PETsMART organization and, in some cases, represent new geographic markets for PETsMART. Petstuff and Pet Food Giant have incurred losses in their two most recent fiscal years, primarily due to the limited operating history of many of their stores and expenses associated with opening new stores and with developing an infrastructure to support future growth. There can be no assurance that PETsMART will be able to operate the former Petstuff or Pet Food Giant stores profitably in the future. Further, PETsMART intends to open additional superstores in existing markets, which may have the effect of reducing sales at existing PETsMART superstores. PETsMART's comparable store sales were 19.8%, 19.1%, and 12.5% for fiscal 1993, fiscal 1994, and fiscal 1995, respectively. PETsMART anticipates that its rate of comparable store sales growth may be lower in future periods than the growth rates previously experienced due to the maturing of the existing store base and the effects of opening additional stores in existing markets. As a result of PETsMART's rapid expansion, PETsMART expects its average store contribution and operating margins to be lower in the near term due to the level of preopening expenses and the lower anticipated sales volumes of its immature stores. In addition, certain costs, such as those related to occupancy, are expected to be higher in some of the new geographic markets PETsMART has recently entered. Finally, due in part to these acquisitions, period-to-period comparisons of financial results may not be meaningful and the results of operations for historical periods may not be indicative of future results.

ENTRY INTO NEW BUSINESS

     PETsMART entered the mail order catalog business with its acquisition of Sporting Dog and substantially increased its equine direct marketing business with the acquisition of State Line Tack. Although the existing senior management of both businesses have been retained, there can be no assurance that these individuals will remain with the Company or that the operation of such businesses as PETsMART subsidiaries will be successful or that the Company's strategy of combining retail store and direct mail purchasing, marketing and product line offerings will be successful.

CANADIAN OPERATIONS

     The Company has announced plans to enter the Canadian market by opening 5 superstores in Ontario in the third fiscal quarter of 1996. The Company's management has never operated stores outside of the United States. There can be no assurance that PETsMART will be able to successfully operate in Canada or that the international expansion will be implemented successfully.
International expansion will require significant management resources and, if unsuccessful, may materially and adversely affect the Company.


RELIANCE ON VENDORS AND PRODUCT LINES


                                       5.

     Premium pet foods for dogs and cats, such as Science Diet, Iams and Nature's Recipe, make up a significant portion of PETsMART's revenues. Currently, premium pet foods are not sold in supermarkets, warehouse clubs or by other mass merchandisers. The Company may be materially adversely affected if any of the manufacturers of these premium pet foods were to make their products available in supermarkets or through other mass merchandisers, or if the brands currently available to such retailers were to gain market share at the expense of the premium brands sold only through specialty pet food and supply outlets. In addition, PETsMART's principal vendors currently provide it with certain incentives, such as volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives could also have a material adverse effect on the Company. PETsMART has no supply contracts with any of its premium food or other vendors. While the Company believes its vendor relationships are satisfactory, a vendor could discontinue selling to the Company at any time.

COMPETITION

     The pet food and supply retailing industry is highly competitive. PETsMART competes with a wide variety of supermarkets, warehouse clubs and mass merchandisers, many of which are larger and have significantly greater resources than PETsMART. PETsMART also competes with a number of other pet supply warehouse or specialty stores, smaller pet store chains, and independent pet stores. The industry has become increasingly competitive due to the entrance of other specialty retailers into the pet food and supply market, some of which have developed formats similar to that used by PETsMART. If any of the Company's major competitors, such as supermarkets, warehouse clubs, mass merchandisers, or specialty pet stores, seek to gain or retain market share by reducing prices, the Company may be required to reduce its prices in order to remain competitive, which may have the effect of reducing profits. There can be no assurance that the Company will not face greater competition from other national or regional retailers in the future.

QUARTERLY AND SEASONAL FLUCTUATIONS

     The timing of new superstore openings and related preopening expenses, and the amount of revenue contributed by new and existing superstores, may cause the Company's quarterly results of operations to fluctuate. The Company's business is also subject to some seasonal fluctuation and it expects to realize a higher portion of its net sales during the month of December than during the other months of the year and a lower portion of its net sales in the summer months. In addition, PETsMART superstores typically draw from a large retail area, and can also therefore be impacted by adverse weather and travel conditions.

CHANGES IN GOVERNMENT REGULATION

     The Company is subject to laws governing its relationship with associates, including minimum wage requirements, overtime, working conditions and citizenship requirements. An increase in the minimum wage rate, employee benefit costs or other costs associated with employees could adversely affect the Company as well as the retail industry in general. Congress is currently considering an increase in the minimum wage. In certain locations, PETsMART leases space to independently-owned-and-operated veterinary clinics, and the Company intends to lease space within its other superstores to such clinics where appropriate. Recently, certain states have introduced legislation designed to restrict the establishment of veterinary clinics in retail stores. If legislation such as this is enacted, it could limit the Company's ability to lease space to veterinarians within certain of its superstores.


DEPENDENCE UPON KEY PERSONNEL

     PETsMART is dependent to a large degree on the services of Samuel J. Parker, Chairman; Mark S. Hansen, President and Chief Executive Officer; and C. Donald Dorsey, Executive Vice President and Chief Financial Officer. The loss of the services of Messrs. Parker, Hansen or Dorsey could have a material adverse effect on PETsMART. In addition, there can be no assurance that PETsMART will be able to attract and retain additional key personnel with the skills and expertise necessary to manage its planned growth and expansion. PETsMART has entered into employment letter agreements with each of Messrs. Parker, Hansen and Dorsey providing for a severance allowance, equal to one year's base salary, a pro-rata bonus and a one year contribution of health care benefits, in the event he is terminated by PETsMART for reasons other than cause. The agreement


                                       6.

with Mr. Parker terminates as of PETsMART's 1997 Annual Stockholders' Meeting, and the agreements with Messrs. Hansen and Dorsey terminate at the end of the fiscal year ending February 1, 1998.

ADDITIONAL SHARES TO BE ISSUED BY PETSMART; SHARES ELIGIBLE FOR FUTURE SALE

     The Company has 51,707,935 shares outstanding as of May 1, 1996. Of these shares, approximately 2,235,835 shares are restricted securities which have been registered for resale under effective registration statements
(File Nos. 33-95008, 33-99194 and 333-________), including the shares which are the subject of the registration statement of which this prospectus is a part. In addition, approximately 402,984 shares that were issued in connection with the acquisition of Pet Food Giant in September, 1995 and approximately 261,847 shares that were issued in connection with the acquisition of State Line Tack are restricted securities that are not the subject of a current registration statement. The Company has agreed to register these shares (if they are not then saleable under Rule 144) within 30 days after it files its Annual Report on Form 10-K for its fiscal year ended February 2, 1997. The Company has also filed a "shelf" registration statement on Form S-4 covering 2,000,000 shares to be used for future acquisitions. Sales of substantial amounts of Common Stock of the Company in the public market in or subsequent to this offering could adversely affect the prevailing market price of the Common Stock. The exercise of outstanding options would, in addition, increase the number of shares of Common Stock outstanding and have a dilutive effect on earnings per share.

ANTI-TAKEOVER MEASURES

     The PETsMART Certificate and the PETsMART By-laws include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a change in management or control that stockholders might consider to be in their best interests. These provisions include (i) a classified Board of Directors consisting of three classes, (ii) Board of Directors authorization to issue up to 10,000,000 shares of preferred stock in one or more series with such rights, obligations, and preferences as the Board of Directors may provide, (iii) elimination of the right of stockholders to call special meetings of stockholders, (iv) the elimination of the right of stockholders to act by written consent, and (v) certain advance notice procedures for nominating candidates for election to the Board of Directors. In addition, the PETsMART Certificate requires a 66 2/3% vote of stockholders to (i) alter or amend the PETsMART By-laws; (ii) remove a director without cause; or (iii) alter, amend or repeal certain sections of the Certificate. In addition, PETsMART is subject to the provisions of Section 203 of the Delaware Law, which may have the effect of restricting changes in control.

POSSIBLE VOLATILITY OF STOCK PRICE

     Since the initial public offering of the Company's Common Stock in July 1993, the market value of the Company's Common Stock has been subject to significant fluctuation. The market price of the Common Stock may continue to be subject to significant fluctuations in response to operating results and other factors. In addition, the stock market in recent years has experienced price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of companies. These fluctuations, as well as general economic and market conditions, may adversely affect the market price of the Common Stock.


                                       7.

                                   THE COMPANY

     PETsMART is the leading operator of superstores specializing in pet food, pet supplies, and pet services in the United States. As of March 29, 1996, PETsMART operated 283 superstores in 33 states. PETsMART expects to open at least 50 superstores in fiscal 1996. PETsMART endeavors to offer the pet owner the most complete assortment of pet products and services available, at prices that are typically 10% to 30% below those offered by supermarkets and other traditional pet food and pet supply outlets.

     PETsMART carries an extensive selection of pet foods and treats, including premium labels such as Science Diet and Iams, as well as other national brand-name products such as Ralston Purina and Alpo and its own corporate brand products. PETsMART's broad assortment of pet supplies includes collars, leashes, health aids, shampoos, medications, toys, animal carriers, dog houses, cat furniture, and equestrian supplies. Other products include fresh water tropical fish and, in most superstores, domestically bred birds. To attract new customers and to engender customer loyalty, PETsMART is a leader in the introduction of innovative marketing programs, merchandising techniques and services for the pet owner. For example, PETsMART offers on-site professional grooming services in most superstores, conducts periodic vaccination clinics and obedience classes, sponsors Luv-A-Pet adoption program and, in selected superstores, leases space to independently owned and operated veterinary clinics.

     PETsMART's prototype 26,000 square foot superstore carries approximately 12,000 pet-related items as compared to an average of approximately 800 such items in a typical supermarket, 20 such items in a typical warehouse club, 500 such items in a typical mass merchandiser and 1,000 items in a traditional pet store. PETsMART's superstores utilize a hybrid retail-warehouse format that reinforces the image of warehouse shopping at discount prices, enhances merchandise presentation and provides a fun shopping experience for customers and their pets. PETsMART superstores are generally located in sites co-anchored by strong consumables-oriented retailers or other destination superstores, or near major regional malls.

     PETsMART is also the leading direct marketer of pet and equine supplies through direct mail (catalog) operations which are managed by its Sporting Dog and State Line Tack subsidiaries.

     PETsMART was incorporated in Delaware in August 1986. The Company's principal executive offices are located at 10000 N. 31st Avenue, Suite C-100, Phoenix, Arizona 85051 and its telephone number is (602) 944-7070.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders in the offering.

                                 DIVIDEND POLICY

     PETsMART has never paid any cash dividends on its Common Stock. The Company presently intends to retain earnings for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future. In addition, the Company is prohibited from paying any cash dividends without prior bank approval under the terms of its bank credit facility.


                                       8.

                              SELLING STOCKHOLDERS

     The following table sets forth the names of the Selling Stockholders, the number of shares of Common Stock owned beneficially by each of them as of April 1, 1996 and the number of shares which may be offered pursuant to this Prospectus. This information is based upon information provided by the Selling Stockholders. The Selling Stockholders may sell all, some or none of their Common Stock being offered.

                                             SHARES BENEFICIALLY                    SHARES BENEFICIALLY
                                               OWNED PRIOR TO         NUMBER            OWNED AFTER
                                                 OFFERING(1)        OF SHARES          OFFERING(1)(3)
                                            --------------------      BEING       -----------------------
                  NAME                      NUMBER    PERCENT(2)     OFFERED      NUMBER      PERCENT(2)
- ---------------------------------------     -------   ----------    ---------     -------     -----------
Ronald Tenney (4) . . . . . . . . . . .      53,245       *           43,245      10,000            *


*    Less than one percent.

(1) Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable.

(2) Applicable percentage of ownership is based on 51,638,713 shares of Common Stock outstanding on April 1, 1996.

(3)  Assumes the sale of all shares offered hereby.

(4) Includes Mr. Tenney's right to acquire 10,000 shares of the Company's Common Stock pursuant to outstanding stock options.

                              PLAN OF DISTRIBUTION

     The Company is registering the shares of Common Stock offered by the Selling Stockholders hereunder pursuant to contractual registration rights contained in the Asset Purchase Agreement among PETsMART, PETsMART Veterinary Services, Inc., Veterinary Management Services, P.C., and Ronald Tenney, D.V.M. ("Ronald Tenney") dated as of February 27, 1996 (the "Asset Purchase Agreement"). Under Section 8(a) of the Asset Purchase Agreement, the Selling Stockholders have agreed to sell the shares of Common Stock offered hereby only to or through Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"). DLJ may receive compensation in the form of underwriting discounts, commissions or concessions from the Selling Stockholders or the purchasers of shares for whom they may act as agent. Sales may be made on the Nasdaq National Market or in private transactions or in a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders and any persons who participate in the distribution of the Common Stock offered hereby may be deemed to be underwriters within the meaning of the Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Act.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

     The Company has agreed in the Asset Purchase Agreement to register the shares of PETsMART Common Stock received by the Selling Stockholders and certain other persons pursuant to the Asset Purchase Agreement under applicable Federal and state securities laws under certain circumstances and at certain times. Pursuant to such agreement, the Company has filed a registration statement related to the shares offered hereby. The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock to the public, other than


                                       9.

commissions, concessions and discounts of underwriters, dealers or agents. Such expenses (excluding such commissions and discounts), are estimated to be $90,000.

                                  LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward Castro Huddleson & Tatum, Palo Alto, California.


                                    EXPERTS

     The consolidated financial statements of PETsMART, Inc. as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to The Weisheimer Companies, Inc. d/b/a PETZAZZ ("PETZAZZ"), Petstuff, Inc. ("Petstuff"), Sporting Dog Specialties, Inc. and affiliates ("Sporting Dog"), and The Pet Food Giant, Inc. ("PFG"), have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements of "PETZAZZ" for the ten months ended January 31, 1994, not included separately herein, by Coopers and Lybrand L.L.P., to Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, to Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan & Braverman, P.C., and to PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., whose reports are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of said firms as experts in auditing and accounting.

     The consolidated balance sheet of Petstuff, Inc. and subsidiaries as of January 29, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended January 29, 1995 incorporated by reference in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an explanatory paragraph regarding a certain complaint) and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined financial statements of Sporting Dog Specialties, Inc. and affiliates as of January 31, 1995 and the related combined statements of income and cash flows for each of the two years in the period ended January 31, 1995 incorporated by reference in this Prospectus, have been audited by Davie, Kaplan & Braverman, P.C., independent auditors, as stated in their report incorporated by reference herein and are so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of The Pet Food Giant, Inc. as of December 31, 1994 and for the two years in the period ended December 31, 1994 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The consolidated financial statements of State Line Tack, Inc. ("State Line Tack") as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report incorporated by reference herein and is so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

     The supplemental consolidated financial statements of PETsMART as of January 28, 1996 and January 29, 1995 and for each of the three years in the period ended January 28, 1996, incorporated by reference in this Prospectus, except as they relate to PETZAZZ, Petstuff, Sporting Dog, PFG and State Line Tack, have been audited by Price Waterhouse LLP, independent accountants, and insofar as they relate to the financial statements


                                       10.

of PFG as of December 31, 1994 and for each of the two years in the period ended December 31, 1994, not included separately herein, by Coopers & Lybrand L.L.P., and insofar as they relate to the financial statements of State Line Tack, as of December 31, 1995 and for each of the three years in the period ended December 31, 1995, not included separately herein, by Arthur Andersen LLP, and insofar as they relate to the financial statements of Petstuff as of January 29, 1995 and for each of the two years in the period ended January 29, 1995, not included separately herein, by Deloitte & Touche LLP, and insofar as they relate to the financial statements of Sporting Dog as of January 31, 1995 and for each of the two years in the period ended January 31, 1995, not included separately herein, by Davie, Kaplan and Braverman, P.C., and insofar as they relate to the financial statements of PETZAZZ for the ten months ended January 31, 1994 not included separately herein, by Coopers & Lybrand L.L.P., whose reports thereon are incorporated by reference. Such financial statements have been so incorporated in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.


                                       11.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                          ____________________________

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Additional Information . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Incorporation of Certain Documents by Reference. . . . . . . . . . . . . . .   2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Dividend Policy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                          ____________________________


                                  43,245 SHARES




                                 PETSMART, INC.





                                  COMMON STOCK




                              ____________________

                                   PROSPECTUS

                              ____________________









                               ____________, 1996



- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                                       12.

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered. All the amounts shown are estimates except for the registration fee.

          Registration fee . . . . . . . . .     $  21,581
          Legal fees and expenses. . . . . .        30,000
          Accounting Fees and Expenses . . .        30,000
          Miscellaneous. . . . . . . . . . .         8,419
                                                 ---------
            Total. . . . . . . . . . . . . .     $  90,000
                                                 ---------
                                                 ---------

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Registrant's Certificate of Incorporation and Bylaws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by
Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its listed enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

     The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act or otherwise.

ITEM 16.  EXHIBITS

     (a)  Exhibits.

     Exhibit
     Number                  Description of Document
     -------                  -----------------------
       5.1          Opinion of Cooley Godward Castro Huddleson & Tatum.
      23.1          Consent of Price Waterhouse LLP.
      23.2          Consent of Coopers & Lybrand L.L.P.
      23.3          Consent of Deloitte & Touche LLP.
      23.4          Consent of Davie, Kaplan & Braverman, P.C.
      23.5          Consent of Coopers & Lybrand L.L.P.
      23.6          Consent of Arthur Andersen LLP
      23.7          Consent of Cooley Godward Castro Huddleson &
                    Tatum.  Reference is made to Exhibit 5.1.

- --------------------------

ITEM 17.  UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of The Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on May 7, 1996.


                                             PETsMART, Inc.



                                             By   /s/ Mark S. Hansen
                                               ---------------------------------
                                                  Mark S. Hansen
                                                  President, Chief Executive
                                                  Officer and Director




                                POWER OF ATTORNEY


        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark S. Hansen and C. Donald Dorsey, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                           DATE



/s/ Samuel J. Parker               Chairman of the Board           May 7, 1996
- ------------------------------
     Samuel J. Parker



/s/ Mark S. Hansen                 President, Chief Executive      May 7, 1996
- ------------------------------     Officer and Director
     Mark S. Hansen                (PRINCIPAL EXECUTIVE OFFICER)



/s/ C. Donald Dorsey               Executive Vice President and    May 7, 1996
- ------------------------------     Chief Financial Officer
     C. Donald Dorsey              (PRINCIPAL FINANCIAL AND
                                   ACCOUNTING OFFICER)


/s/ Denis L. Defforey              Director                        May 7, 1996
- ------------------------------
     Denis L. Defforey



/s/ Donna R. Ecton                 Director                        May 7, 1996
- ------------------------------
     Donna R. Ecton



/s/ Philip L. Francis              Director                        May 7, 1996
- ------------------------------
     Philip L. Francis



/s/ Gerald R. Gallagher            Director                        May 7, 1996
- ------------------------------
     Gerald R. Gallagher



/s/ Lawrence S. Phillips           Director                        May 7, 1996
- ------------------------------
     Lawrence S. Phillips



/s/ Thomas G. Stemberg             Director                        May 7, 1996
- ------------------------------
     Thomas G. Stemberg